SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF THE

                       SECURITIES AND EXCHANGE ACT OF 1934

      Date of Report (Date of Earliest Event Reported): October 1, 1997

                               Aegis Realty, Inc.
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               (Exact Name of Registrant as Specified in Charter)

                                    Maryland
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                 (State or other Jurisdiction of Incorporation)

              1-13239                             13-3967879
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      (Commission File Number)       (IRS Employer Identification Number)

                     625 Madison Avenue, New York, NY 10022
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                    (Address of Principal Executive Offices)

     Registrant's telephone number, including area code: (212) 421-5333

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report


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Item 2.    Acquisition or Disposition of Assets

      On October 1, 1997, as part of the settlement of class action litigation known as Prudential Securities Inc. Limited Partnership Litigation, MDL No. 1005, Summit Insured Equity L.P., Summit Insured Equity II L.P., Summit Preferred Equity L.P., and Eagle Insured, L.P., four limited partnerships (the "Partnerships") co-sponsored by Prudential Bache Properties, Inc. ("PBP") and affiliates of Related Capital Company ("RCC"), consolidated to form Aegis Realty, Inc. ("Aegis"), a Maryland real estate investment trust ("REIT"). The consolidation (the "Consolidation") resulted in the formation of a publicly traded diversified REIT specializing in direct and indirect equity investments in retail and residential properties. Pursuant to the Consolidation, Aegis issued shares to all partners in each of the Partnerships and commenced trading on the American Stock Exchange on October 10, 1997, under the stock symbol "AER". There are currently 8,097,539 shares outstanding. The terms of the Consolidation are more fully described in Aegis' Solicitation Statement dated June 18, 1997, (the "Solicitation Statement") which was previously distributed to all partners of the Partnerships.

      Aegis is governed by a board of five directors, three of whom are affiliated with RCC and has engaged Related Aegis LP, a Delaware limited partnership and an affiliate of RCC (the "Advisor"), to manage its day to day affairs. The Advisor will provide to Aegis substantially the same services that were provided to the Partnerships by the general partners. As part of the Consolidation, the Advisor acquired PBP's general partner interest in each of the Partnerships, and contributed one half of such interest back to the Partnerships prior to the Consolidation.

      For financial accounting and reporting purposes, the Consolidation is being accounted for using the purchase method of accounting. Under this method, the Partnership with the investor group receiving the largest ownership in Aegis, in this case Summit Insured Equity L.P., is deemed to be the acquirer. As the surviving entity for accounting purposes, Summit Insured Equity L.P.'s assets and liabilities will be recorded by Aegis at their historical cost, with the assets and liabilities of the other Partnerships recorded at their estimated fair values, using the adjusted net asset value (the "Net Asset Value") for each Partnership as set forth in the Solicitation Statement.

      Aegis will own all of its assets directly or indirectly through Aegis Realty Operating Partnership, L.P. , a Delaware partnership (the "Operating Partnership"), of which Aegis is the sole general partner and holder of 99.42% of the units of partnership interest (the "OP Units") as of the consummation of the Consolidation. The balance of the units are currently held by affiliates of RCC. As part of the Consolidation, Summit Insured Equity L.P. ("Insured I") and Summit Insured Equity II L.P. ("Insured II") remain as stand alone entities each wholly owned by the Operating Partnership, as the general partner, and a subsidiary of Aegis, as the limited partner. Insured I and Insured II continue to be the record owners of their respective shopping centers.

      Aegis is an infinite life entity formed to generate distributable cash flow through the acquisition and ownership (either directly or through subsidiary partnerships) of a diversified portolio of retail and residential properties and participating FHA insured and co-insured mortgages. Aegis currently owns direct or indirect interests in 14 neighborhood shopping centers, two garden apartment complexes and three participation FHA co-insured mortgage loans and has a Net Asset Value of approximately $121,000,000, or $14.90 a share. Aegis currently has outstanding debt of 7.0% of its total Net Asset Value and may incur leverage up to 50% of its Total Market Value (as defined in the Solicitation Statement). Aegis expects to provide

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quarterly distributions, commencing in the first fiscal quarter after October 1,
1997. The initial level of distribution has not yet been determined. To qualify for the beneficial tax treatment accorded to REITs, Aegis must pay annual distributions equal to at least 95% of its REIT taxable income.

      Aegis is widely held, with no investor holding more than two percent of the outstanding shares.

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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
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(a).  Financial Statements
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      Not Applicable

(b).  Pro Forma Financial Information
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      Not Applicable

(c).  Exhibits
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      99.1 October , 1997 Press  Release  "Related  Capital  Launches  Public
      REIT Targeting Neighborhood Shopping Centers and Garden Apartments."

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                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    Aegis Realty, Inc.
                                    (Registrant)

                                    BY:   /s/ Alan P. Hirmes
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                                          Alan P. Hirmes
                                          Senior Vice President

October 14, 1997

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